Exhibit 10.1
BROCADE COMMUNICATIONS SYSTEMS, INC.
1999 DIRECTOR PLAN
(Amended and restated as of April 10, 2008)
     1. Purposes of the Plan. The purposes of this 1999 Director Plan, amended and restated as of April 10, 2008, are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.
          The Plan permits the grant of options and restricted stock units. All options granted hereunder shall be nonstatutory stock options.
          As part of the amendment to the Plan, it is intended that the subsequent annual grants will be made on the date of the Company’s Annual Meeting instead of the anniversary of the date each director joined the Board. In order to transition from an anniversary date grant cycle to an Annual Meeting grant cycle, the size of the Subsequent Options (as defined below) will be reduced on a pro-rata basis as we approach the 2009 Annual Meeting as described in more detail below in Section 8(c). A similar adjustment is made when a new director receives his first Subsequent Option and Subsequent RSU (as defined below) as described in Section 9(a).
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Annual Meeting” means the Company’s annual meeting of stockholders.
          (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options or Restricted Stock Units.
          (d) “Board” means the Board of Directors of the Company, or a duly authorized committee of the Board of Directors of the Company.
          (e) “Code” means the Internal Revenue Code of 1986, as amended.
          (f) “Common Stock” means the common stock of the Company.
          (g) “Company” means Brocade Communications Systems, Inc., a Delaware corporation.
          (h) “Director” means a member of the Board.
          (i) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (j) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of a Director’s fee by the Company will be sufficient in and of itself to constitute “employment” by the Company.
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (l) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
          (m) “Inside Director” means a Director who is an Employee.
          (n) “Option” means a stock option granted pursuant to the Plan.
          (o) “Outside Director” means a Director who is not an Employee.
          (p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (q) “Participant” means the holder of an outstanding Award.
          (r) “Plan” means this 1999 Director Plan, as amended and restated. The Plan was previously referred to as the 1999 Director Option Plan.
          (s) “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, and granted to a Participant pursuant to Section 6 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
          (t) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
          (u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3. Stock Subject to the Plan.
          (a) Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be granted as Restricted Stock Units or optioned and sold pursuant to an Option under the Plan is 1,600,000 Shares (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.
          (b) If an outstanding Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.
          (c) An Award of Restricted Stock Units will be counted against the Pool as two and a half (2 1/2) Shares for every one (1) Share subject to such Award. To the extent that an Award counted as two and a half (2 1/2) Shares against the Pool at the time of grant pursuant to the preceding sentence is recycled back into the Plan (e.g., upon Award termination), the Plan will be credited with two and a half (2 1/2) Shares that will thereafter be available for future issuance under the Plan.
     4. Options.
          (a) Administration of Option Grants.
               (i) All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions; provided, however, that the Board may, in its sole discretion, provide that certain Outside Directors are not eligible to receive grants of Options for specified periods of time.
               (ii) No person shall have any discretion to determine the number of Shares to be covered by Options.
               (iii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.
          (b) Prohibition Against Repricing. Subject to the provisions of Section 15 of the Plan, the terms of any Option may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.
     5. Exercise of Options.
          (a) Procedure for Exercise of an Option; Rights as Stockholder.
               (i) Any Option granted hereunder shall be exercisable at such times as are set forth in Section 7(a) or 8(a), as applicable, hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 21 hereof has been obtained.
               (ii) An Option may not be exercised for a fraction of a Share.
               (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 13 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Participant as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan.
               (iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Continuous Status as a Director. Subject to Section 15 hereof, in the event an Participant’s status as a Director terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of such termination, and to the extent that the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.
          (c) Disability of Participant. In the event Participant’s status as a Director terminates as a result of Disability, the Participant may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.
          (d) Death of Participant. In the event of an Participant’s death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Participant was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of death, and to the extent that the Participant’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     6. Restricted Stock Units.
          (a) Procedures for Grants.
               (i) All grants of Restricted Stock Units to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions; provided, however, that the Board may, in its sole discretion, provide that certain Outside Directors are not eligible to receive grants of Restricted Stock Units for specified periods of time.
               (ii) No person shall have any discretion to determine the number of Shares to be covered by Restricted Stock Units.
          (b) Form and Timing of Payment. Restricted Stock Units shall be settled in Shares, on a one unit for one Share basis. When Shares are paid to the Participant in payment for the Restricted Stock Units, par value ($.001 per share) will be deemed paid by the Participant for each Restricted Stock Unit by services rendered by the Participant. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Board but no later than March 15th of the calendar year following the applicable vesting date.
          (c) Cancellation. On the date of Participant’s termination as a Director, all unvested Restricted Stock Units shall be forfeited to the Company.
          (d) Additional RSU Terms.
               (i) Company’s Obligation to Pay. Unless and until the Restricted Stock Units have vested in the manner set forth above, the Participant will have no right to payment of such Restricted Stock Units. Prior to actual payment of Shares upon the vesting of any Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation. Payment of any vested Restricted Stock Units shall be made in whole Shares.
               (ii) Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
     7. First Awards.
          (a) First Option Grant. Each Outside Director shall be automatically granted an Option to purchase 50,000 shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option. The terms of a First Option granted hereunder shall be as follows:
               (i) the term of the First Option shall be ten (10) years.

               (ii) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 5 and 15 hereof.
               (iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.
               (iv) subject to Sections 10 and 15 hereof, the First Option shall become exercisable as to one-third of the Shares subject to the First Option each anniversary following its date of grant, so as to become 100% vested on the third anniversary of the date of grant, provided that the Participant continues to serve as a Director on such dates.
          (b) First RSU Grant.
               (i) Grant. Each Outside Director shall be automatically granted 15,000 Restricted Stock Units (“First RSU”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.
               (iii) Vesting. Subject to Sections 10 and 15, the First RSU shall vest and become payable as to one-third of the Shares subject to the First RSU on the one (1) year anniversary of the date of grant, and as to one-third of the Shares subject to the First RSU at each anniversary thereafter, so that the First RSU shall be fully vested and become payable in full three (3) years after its date of grant, provided that the Participant continues to serve as a Director on such dates.
     8. Subsequent Awards.
          (a) Subsequent Option Grant On or After 2009 Annual Meeting. Commencing at the 2009 Annual Meeting and subject to proration under Section 9(a) below, each Outside Director shall be automatically granted an Option to purchase 20,000 shares (“Subsequent Option”) annually on the date of the Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual Meeting and that he or she continues to be an Outside Director at and immediately following such Annual Meeting. The terms of a Subsequent Option granted hereunder shall be as follows:
               (i) the term of the Subsequent Option shall be ten (10) years.
               (ii) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 5 and 15 hereof.
               (iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.
               (iv) subject to Sections 10 and 15 hereof, the Subsequent Option will become exercisable as to 100% of the Shares subject to the Subsequent Option on the one (1) year anniversary of the date of grant, provided that the Participant continues to serve as a Director on such date.

          (b) Subsequent RSU Grant.
               (i) Grant. Commencing at the 2008 Annual Meeting and subject to proration under Section 9(a), each Outside Director shall be automatically granted 10,000 Restricted Stock Units (the “Subsequent RSU”) annually on the date of the Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual Meeting and that he or she continues to be an Outside Director at and immediately following such Annual Meeting.
               (ii) Vesting. Subject to Sections 10 and 15, the Subsequent RSU shall vest and become payable as to 100% of the Shares subject to the Subsequent RSU on the one (1) year anniversary of the date of grant, provided that the Participant continues to serve as a Director on such date.
          (c) Subsequent Option Grants Prior to 2009 Annual Meeting (Transition Year). Each Outside Director who was appointed or elected to the Board prior to the 2008 Annual Meeting and that continues to be an Outside Director through their respective anniversary date of appointment or election to the Board will be entitled to receive a Subsequent Option in an amount based on the anniversary date of such Outside Director’s becoming a Director as follows:
               (i) Anniversary date occurs during the Company’s 2nd fiscal quarter 2008 (following the 2008 Annual Meeting): an option to purchase 20,000 Shares.
               (ii) Anniversary date occurs during the Company’s 3rd fiscal quarter 2008: an option to purchase 15,000 Shares.
               (iii) Anniversary date occurs during the Company’s 4th fiscal quarter 2008: an option to purchase 10,000 Shares.
               (iv) Anniversary date occurs during the Company’s 1st fiscal quarter 2009: an option to purchase 5,000 Shares.
               (v) An Outside Director with an anniversary date that occurs during the Company’s 2nd fiscal quarter 2009 but prior to the 2009 Annual Meeting will not be entitled to receive a Subsequent Option on such anniversary date, but will receive a full Subsequent Option and Subsequent RSU at the 2009 Annual Meeting pursuant to Sections 8(a) and 8(b), respectively.
               The terms of a Subsequent Option granted pursuant to this Section 8(c) shall otherwise be subject to the terms described in Section 8(a)(i)-(iv). Outside Directors who receive grants pursuant to this Section 8(c) will also be entitled to receive full grants of the Subsequent Option and the Subsequent RSU Grant at the 2009 Annual Meeting pursuant to Section 8(a) and 8(b), respectively. Subsequent Options pursuant to this Section 8(c) shall be granted on such Outside Director’s applicable anniversary date. There shall not be any grants pursuant to this Section 8(c) after the 2009 Annual Meeting.
     9. Subsequent Award Pro Ration Policy.
          (a) New Directors Appointed Before an Annual Meeting. At the first (and only the first) Annual Meeting after an Outside Director first becomes an Outside Director (commencing at the 2009 Annual Meeting), such Outside Director will receive at such Annual Meeting, a proportionate amount of the Subsequent Option and Subsequent RSU (in lieu of the full Subsequent Option and Subsequent RSU) based on the date of such Outside Director’s appointment as follows:

               (i) Appointment on the date of the Annual Meeting, or after the date of the Annual Meeting but prior to the end of the Company’s 2nd fiscal quarter of the fiscal year prior to the fiscal year during which the Annual Meeting occurs: 100% of both the Subsequent Option and Subsequent RSU.
               (ii) Appointment in the Company’s 3rd fiscal quarter of the fiscal year prior to the fiscal year during which the Annual Meeting occurs: 75% of both the Subsequent Option and Subsequent RSU.
               (iii) Appointment in the Company’s 4th fiscal quarter of the fiscal year prior to the fiscal year during which the Annual Meeting occurs: 50% of both the Subsequent Option and Subsequent RSU.
               (iv) Appointment in the Company’s 1st fiscal quarter of the fiscal year during which the Annual Meeting occurs: 25% of both the Subsequent Option and Subsequent RSU.
               (v) Appointment in the Company’s 2nd fiscal quarter of the fiscal year during which the Annual Meeting occurs and before the Annual Meeting date for such fiscal year: 0% of both the Subsequent Option and Subsequent RSU.
     10. Certain Acceleration of Vesting Based on Timing of Annual Meeting.
          (a) Subsequent Awards. In the event that the Company’s next annual meeting of stockholders following the award of a Subsequent Option or Subsequent RSU is held prior to the one year anniversary of the date of grant of such Subsequent Option or Subsequent RSU, and an Outside Director is not standing for re-election upon the expiration of his or her term at such annual meeting but continues to serve until such annual meeting, then the applicable Subsequent Option and Subsequent RSU shall vest on the date of such annual meeting.
          (b) First Awards. In the event that the Company’s annual meeting of stockholders is held prior to a partial vesting anniversary date for a First Option or First RSU that was originally granted on the date of an annual meeting, and an Outside Director is not standing for re-election upon the expiration of his or her term at an annual meeting but continues to serve until such annual meeting, then the applicable portion of the First Option and First RSU scheduled to vest in such year shall vest on the date of such annual meeting.
     11. Eligibility. Awards may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. All Restricted Stock Units will be granted in accordance with the terms set forth in Section 6 hereof.
     The Plan shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.
     12. Term of Plan. This Plan is an amendment and restatement of the 1999 Director Option Plan effective as of its approval by the stockholders of the Company at the Company’s 2008 Annual Meeting as described in Section 21 of the Plan. It shall continue in effect until the tenth anniversary of the Plan’s initial effectiveness unless sooner terminated under Section 16 of the Plan.

     13. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.
     14. Non-Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award, the Award immediately will become null and void.
     15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; provided, further, that the number of Shares subject to subsequently granted First Options, Subsequent Options, First RSUs, and Subsequent RSUs shall not be proportionately adjusted. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised or a Restricted Stock Unit has not vested, it shall terminate immediately prior to the consummation of such proposed action.
          (c) Merger or Asset Sale.
               (i) In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent Awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Award is assumed or substituted for, the Award or equivalent award shall continue to be exercisable or vest as provided in Section 7 or 8, as applicable, hereof for so long as the Participant serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Participant’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, the Award or award shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Award or award shall remain exercisable in accordance with Sections 5 (b) through (d) above.

               (ii) If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate. If the Successor Corporation does not assume an outstanding grant of Restricted Stock Units or substitute for it an equivalent award, the grant of Restricted Stock Units shall vest immediately prior to the consummation of the applicable transaction.
               (iii) For the purposes of this Section 15(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, or upon the payout of a Restricted Stock Unit, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
     16. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.
     17. Conditions Upon Issuance of Shares.
          (a) Shares shall not be issued under any Award unless the issuance and delivery of such Shares pursuant thereto, and in the case of an Option, the exercise of such Option, shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          (c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     19. Award Agreement. Awards shall be evidenced by written award agreements in such form as the Board shall approve.
     20. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company at the Company’s 2008 Annual Meeting. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
     21. No Guarantee of Continued Service. The Plan shall not confer upon any Participant any rights with respect to continuation of service as a Director or other service provider to the Company or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director of the Company may have to terminate the Director’s relationship with the Company at any time.

BROCADE COMMUNICATIONS SYSTEMS, INC.
DIRECTOR OPTION AGREEMENT
     Brocade Communications Systems, Inc., (the “Company”), has granted to [       ] (the “Optionee”), an option to purchase a total of [       ] shares of the Company’s Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s 1999 Director Plan, as amended (the “Plan”), adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.
     1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.
     2. Exercise Price. The exercise price is $___for each share of Common Stock.
     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 5 of the Plan as follows:
          (a) Right to Exercise.
               (i) This Option shall become exercisable in installments cumulatively with respect to [       ] percent (%) of the Optioned Stock one year after the date of grant, and as to an additional [       ] percent (%) of the Optioned Stock on each anniversary of the date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable [       ] years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan.
               (ii) This Option may not be exercised for a fraction of a share.
               (iii) In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 5 of the Plan.
          (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.
     4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash;
          (b) check; or
          (c) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or
     (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.
     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.
     8. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:

BROCADE COMMUNICATIONS SYSTEMS, INC.,
a Delaware corporation

By:

     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Optionee

EXHIBIT A
DIRECTOR OPTION EXERCISE NOTICE
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose CA 95110
Attention: Corporate Secretary
1.	Exercise of Option. The undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase ___shares of the Common Stock (the “Shares”) of Brocade Communications Systems, Inc. (the “Company”) under and pursuant to the Company’s 1999 Director Plan, as amended, and the Director Option Agreement dated ___(the “Agreement”).

2.	Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

3.	Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the “1933 Act”), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

4.	Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5.	Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

6.	Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:
OPTIONEE:	BROCADE COMMUNICATIONS SYSTEMS, INC.

By:

Its:

		Address:	1745 Technology Drive
San Jose CA 95110
Dated:	Dated: